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                                                                      Exhibit 11



                             BTU INTERNATIONAL, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                  (Dollars in Thousands, except per share data)


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                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------------------
                                                          2001               2000                 1999
                                                       ----------           ----------            ----------
Net (loss) income                                      $   (3,747)          $    5,422            $    2,838

Net (loss) income applicable to
  common stockholders                                  $   (3,747)          $    5,422            $    2,838
                                                       ==========           ==========            ==========

Weighted average number of shares outstanding
   Basic Shares                                         6,928,054            6,875,793             6,798,735

   Effect of Dilutive Options                                   0              402,107               168,952
                                                       ----------           ----------            ----------

   Diluted Shares                                       6,928,054            7,277,900             6,967,687
                                                       ==========           ==========            ==========

Earnings Per Share

   Basic                                               $    (0.54)          $     0.79                 $0.42
                                                       ----------           ----------            ----------

   Diluted                                             $    (0.54)          $     0.74                 $0.41
                                                       ----------           ----------            ----------
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